             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated
October 11, 2000, relating to the financial statements and financial highlights of Chase Vista Prime Money Market Fund which appear in the August 31, 2000 Annual Report to Shareholders of Chase Vista Money Market Funds, and of our report dated February 10, 2000, relating to the financial statements and financial highlights of Chase Money Market
Fund which appear in the December 31, 1999 Annual Report to
Shareholders of Chase Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Certain
Arrangements with Service Providers", "Financial Statements and Experts", "Representations and Warranties of the Acquiring Trust", "Representations and Warranties of the
Transferor Trust" and "Financial Statements" in such
Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
October 25, 2000